Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY TERMINATES PRIVATE EQUITY DISCUSSIONS AND
ANNOUNCES SHARE REPURCHASE AUTHORIZATION

-               Announces $2 billion share repurchase authorization

-               Provides business outlook for its fiscal second quarter 2011

SCOTTS VALLEY, CA — November 29, 2010 — Seagate Technology plc (NASDAQ: STX) today announced its board of directors terminated discussions with private equity firms regarding a going private transaction, principally because it determined that the indications of the valuation range were not in the best interest of the company and its shareholders. As previously announced by Seagate on October 14, 2010, the company had received a preliminary indication of interest regarding a going private transaction and its board of directors was in discussions with that party.

“We appreciate the interest shown by the private equity firms and our dialogues with them were extensive and thoughtful,” said Steve Luczo, Seagate chairman and CEO. “However, management and the Board have chosen to cease discussions concerning a private equity-led leveraged buyout. Given the strong debt markets, improving business conditions and other financing options, Seagate has initiated a plan to further optimize its capital structure to maximize shareholder returns.”

Share Repurchase Authorization

Additionally, Seagate’s board of directors has authorized the company to repurchase up to an additional $2 billion of its outstanding ordinary shares. This new share repurchase authorization continues Seagate’s commitment to enhancing shareholder value.

Seagate expects to fund the share repurchase through a combination of cash on hand, future cash flow from operations and potential alternative sources of financing. Share repurchases under this authorization may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, or by any combination of such methods. The timing and actual number of shares repurchased will depend on a variety of factors including the ordinary share price, corporate and regulatory requirements and other market and economic conditions. The share repurchase authorization may be suspended or discontinued at any time.

Fiscal Second Quarter 2011 Business Outlook

Seagate management believes that the demand for hard disk drives has improved, and the current expectation for the total available market in the December 2010 quarter is approaching 170 million units. Additionally, supply and demand appear to be well balanced, with the company’s inventory across all channels at or below targeted levels.

As such, for the December 2010 quarter, the company expects revenue to be at least $2.7 billion and gross margin as a percent of revenue to be at least 19.5%.

The December 2010 quarter outlook does not include the impact of any potential new restructuring activities, any charges related to the aforementioned terminated discussions, future mergers, acquisitions, financing, dispositions or other business combinations the company may undertake. The company’s policy is to refrain from commenting on any such activities.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

The directors of Seagate accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Seagate (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Morgan Stanley & Co. Incorporated and certain of its associated entities (“Morgan Stanley”) and Perella Weinberg Partners LP and certain of its associated entities (“Perella Weinberg Partners”) are acting as financial advisers to Seagate and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Seagate for providing the protections afforded to the clients of Morgan Stanley or Perella Weinberg Partners, respectively, nor for providing advice in relation to the contents of this announcement or any other matter referred to herein.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly report on Form 10-Q as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2010 and Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 20, 2010, and October 6, 2010, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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